SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2010

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

001-32242

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Directors

On February 25, 2010, the Board of Directors (the “Board”) of Domino’s Pizza, Inc. (the “Company”) appointed J. Patrick Doyle, the Company’s Chief Executive Officer elect, to serve as a Director on the Board, effective February 25, 2010, and also appointed James A. Goldman and Gregory A. Trojan to serve as Directors on the Board, effective March 1, 2010. Messrs. Doyle, Goldman and Trojan were appointed on the recommendation of the Nominating and Corporate Governance Committee of the Board and will be up for election for continued service as a Director on the Board at the Company’s 2010 Annual Meeting of Shareholders.

Mr. Goldman currently serves as President and CEO of Godiva Chocolatier Inc. since 2004 and served as President of the Foods and Beverages Division at Campbell Soup Company from 2001 to 2004. Mr. Trojan has served as President and Chief Operating Officer at Guitar Center Inc. since 2007 and served as President and CEO of House of Blue Entertainment Inc. from 1996 to 2006.

In conjunction with their appointment to the Board, On March 1, 2010, Messrs. Goldman and Trojan each received 6,000 stock options and 6,000 shares of restricted stock, under the same terms and conditions as standard equity grants to Independent Directors of the Company. In addition, Messrs. Goldman and Trojan will receive compensation for their service on the Board in accordance with the Compensation for Directors disclosure contained in Exhibit 10.52 to the Company’s Annual Report on Form 10-K filed March 2, 2010.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 2, 2010, announcing the appointment of James A. Goldman to the Board of Directors of Domino’s Pizza, Inc.

99.2	Press Release, dated March 2, 2010, announcing the appointment of Gregory A. Trojan to the Board of Directors of Domino’s Pizza, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: March 2, 2010	/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President

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